ISIN: US16936R1133	EXECUTION VERSION

CLOSING WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR TO AN “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED IN RULE 501(A) OF REGULATION D OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS WARRANT. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT.

CHINA AUTOMOTIVE SYSTEMS, INC.

Warrant To Purchase Common Stock

Warrant No.: LB-2008-B-1	Number of Shares: 564,799

Date of Issuance: February 15, 2008

CHINA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TFINN & CO. as nominee for Lehman Brothers Commercial Corporation Asia Limited (the “Holder”), the registered Holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) Five Hundred Sixty Four Thousand Seven Hundred Ninety Nine (564,799) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Holder (but only as to itself and not to any other Holder) upon not less than sixty five (65) days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any Holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant (as defined below) by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a)  General. This Warrant is a common stock purchase warrant (the “Warrant”) issued pursuant to the Securities Purchase Agreement (“Securities Purchase Agreement”) dated February 1, 2008 among the Company and the Holder and the other parties to the Securities Purchase Agreement.

(b)  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)  “Approved Stock Plan” means any employee benefit plan which has been or is hereafter approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(ii)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)  “Closing Trade Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg Financial Markets (“Bloomberg”), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Trade Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Trade Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(iv)  “Common Stock” means (i) the Company’s common stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v)  “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(a)(i) and 8(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable or convertible at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes and exercise of the Warrants.

(vi)  “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(vii)  “Event of Default” means an event of default under the Notes, the Securities Purchase Agreement or the Registration Rights Agreement dated the date hereof.

(viii)  “Excluded Securities” means, Common Stock issued or issuable: (i) as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; (ii) in connection with any Approved Stock Plan; (iii) any securities issued to the seller as consideration for the acquisition of another entity by the Company by merger or share exchange (whereby the Company owns no less than 51% of the voting power of the surviving entity) or purchase of substantially all of such entity’s stock or assets that otherwise is permitted under the Notes if still outstanding; (iv) any securities issued in connection with a license, strategic partnership, joint venture or other similar agreement, provided that the purpose of such arrangement is not primarily the raising of capital; (v) upon exercise of warrants issued as a part of the issuance of straight debt securities (with no equity or equity-linked feature) issued to a financial institution or lender in connection with a bank loan, credit, lease, or other debt transaction with such financial institution or lender (where warrant coverage is not greater than 5% of the loan amount); or (vi) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date.

(ix)  “Expiration Date” means the date one (1) year from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Market or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

(x)  “Issuance Date” means the date hereof.

(xi)  “Notes” means the Senior Convertible Notes of the Company issued on the date hereof.

(xii)  “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xiii)  “Other Securities” means (i) those Convertible Securities, Options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such convertible securities, options and warrants, provided such convertible securities, options and warrants are not amended after the Issuance Date of this Warrant, and (iii) the shares of Common Stock issuable upon exercise of this Warrant or exercise or conversion of the other securities issued pursuant to the Securities Purchase Agreement.

(xiv)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xv)  “Principal Market” means the NASDAQ Capital Market.

(xvi)  “Registration Rights Agreement” shall mean that certain Registration Rights Agreement by and among the Company and the parties thereto, dated the date hereof, and relating to the holders of the Warrant Shares.

(xvii)  “Registration Statement” means a resale registration statement or registration statements of the Company filed under the 1933 Act covering the Warrant Shares.

(xviii)  “Required Holders” means (i) the Lead Buyer as identified in the Securities Purchase Agreement or such other Person as it may designate (the “Lead Holder”) and (ii) other Holders of Warrants representing in the aggregate with the Lead Holder’s Warrant at least a majority of the Warrant Shares underlying such Warrants.

(xix)  “Securities Act” means the Securities Act of 1933, as amended.

(xx)  “Trading Day” means a day on which the Common Stock is trading on a Trading Market.

(xxi)  “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

(xxii)  “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xxiii)  “Warrant Exercise Price” shall be $8.8527 per Warrant Share or as subsequently adjusted as provided in Section 8 hereof.

(xxiv)  “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(xxv)  “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the Fair Market Value. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period..

(c)   Other Definitional Provisions.

(i)  Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)  When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)  Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.  Exercise of Warrant; Warrant Shares; Limitations on Exercise.

(a)  This Warrant may be exercised, in whole or in any part, at anytime between the Issuance Date and the Expiration Date (both dates inclusive) (the “Exercise Period”) by (i) delivery to the Company of a notice of election to exercise this Warrant (or part thereof) in the form of Exhibit A attached hereto (“Exercise Notice”) (or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder), and (ii) payment to the Company of the aggregate Warrant Exercise Price within three (3) Trading Days of the date said Exercise Notice is delivered to the Company (A) by cash, wire transfer funds or check or (B) if applicable, in accordance with the procedures set forth in Section 2(b) below. On or before the first (1st) Trading Day following the Exercise Date (as defined below), the Company shall transmit by facsimile a confirmation of receipt of such Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the Exercise Date (the “Share Delivery Date”), the Company shall (x) provided that there is an effective Registration Statement and that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if there is no effective Registration Statement or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder shall be entitled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any notice of exercise form within two (2) Business Days of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)  In the event there is no effective Registration Statement or the effectiveness of the Registration Statement has been suspended for ten (10) consecutive Trading Days on the exercise date and suspension is ongoing on the exercise date, the Holder may, in lieu of exercising this Warrant for cash, wire transfer funds or check, elect to receive, without payment by the Holder of any additional consideration, a number of shares of Common Stock equal to “X”, computed using the formula set forth below, by surrender of this Warrant in accordance with Section 2(a) hereof together with notice of such election, in which event the Company shall issue to the Holder such number of shares of Common Stock:

X = Y(A-B)
A

Where:
X	=	The number of shares of Common Stock to be issued to the Holder pursuant to such election;

Y	=	The number of Warrant Shares in respect of which such election is made;

A	=	The Fair Market Value (the “Fair Market Value”) of one share of Common Stock; and

B	=	The Warrant Exercise Price (as adjusted to the date of the issuance).

For purposes of this Section 2(b), the Fair Market Value as of a particular date shall be determined as follows: (i) if shares of Common Stock are traded on a securities exchange (including the New York Stock Exchange, American Stock Exchange and the NASDAQ Stock Exchange) or through the NASDAQ Global Market or Capital Market or other over-the-counter market, the Fair Market Value shall be deemed to be the average of the closing sales prices of such shares on such exchange over the thirty (30) day period ending three (3) days prior to the exercise of this election; or (ii) if no public market exists for the shares of Common Stock, the Fair Market Value shall (subject to the Holder’s right to dispute such valuation as described below) be determined in good faith by the Board of Directors of the Company. If the Holder disagrees with the Board of Directors’ determination of the Fair Market Value pursuant to clause (ii) above, the Holder may submit a notice of disagreement to the Company. During the three (3) Business Days immediately following the Company’s receipt of such notice, the Holder and the Company shall negotiate in good faith to determine a mutually agreeable Fair Market Value. If the parties remain unable to reach agreement after such period, they shall engage one of the “Big 4” accounting firms reasonably acceptable to each such party to resolve such dispute (the “Valuation Firm”). Each of the Holder and the Company shall provide (at each party’s own expense) the Valuation Firm with copies of any documents, analyses or other information within its possession or control that the Valuation Firm reasonably requests in order to resolve such dispute. The Valuation Firm shall determine the Fair Market Value as soon as practicable after its engagement to resolve the dispute using customary valuation techniques for other companies or businesses in the same or similar industries as the Company (and shall not apply any discount due to the fact that the Common Stock may constitute “restricted securities”, may be illiquid or represent a minority interest in the Company). The Valuation’s Firm’s determination of the Fair Market Value shall be binding on the Holder and the Company, and not subject to challenge or collateral attack for any reason. The Company shall pay all fees, costs and expenses of the Valuation Firm in connection with its engagement to resolve such dispute (the “Valuation Cost”); provided, however, that if the Valuation’s Firm’s determination of the Fair Market Value is in excess of 50% lower than the Holder’s proposed Fair Market Value, then the fees and expenses of the Valuation Firm shall be shared in the same proportion that the Company’s position, on the one hand, and the Holder’s position, on the other hand, initially presented to the Valuation Firm (based on the aggregate of all differences taken as a whole) bear to the final resolution as determined by the Valuation Firm. If this Warrant is exercised as provided in this Section 2(b), the parties hereto shall treat such exercise as a recapitalization pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, for all tax purposes.

(c)  Upon the exercise of this Warrant, the Company (unless otherwise requested by the Holder) will issue fractional shares of its Common Stock, and shall not distribute cash in lieu of such fractional shares. If requested by the Holder, in lieu of any fractional shares of Common Stock which would otherwise be issuable upon the exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Fair Market Value of a share of Common Stock multiplied by such fractional interest.

(d)  Notwithstanding the terms of this Section 2, if (i) the Holder has not elected to exercise this Warrant prior to the end of the Exercise Period pursuant to the terms hereof (the “Termination”), (ii) the Exercise Price for one Warrant Share is less than the Fair Market Value of one share of Common Stock upon such Termination and (iii) the other conditions (including no effective Registration Statement) set forth in Section 2(b) exist, then (unless notice to the contrary is provided by the Holder), this Warrant shall be deemed automatically exercised pursuant to Section 2(b) as to the maximum number of Warrant Shares for which this Warrant is then exercisable, immediately prior to such Termination, without any action by the Holder with such exercise to be effected pursuant to Section 2(b). In the event that no public market exists for the shares of Common Stock, the Company shall notify the Holder of the Board of Directors’ determination of the Fair Market Value on third day prior to the Termination, such notification to be given on or before the Expiration Date and without prejudice to the Holder’s rights to dispute the valuation in accordance with Section 2(b) which shall survive the termination of this Agreement.

(e)  Each date on which this Warrant is exercised and on which payment of the Warrant Exercise Price (i.e., the later of those two dates) is made is referred to herein as an “Exercise Date”. As soon as reasonably possible but in no event later than two (2) Business Days after the Exercise Date, the Company shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder’s designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Shares, then the Company shall if the Holder has surrendered this Warrant for the purpose of such exercise issue promptly and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain after exercise of the Warrant.

(f)  The person or entity in whose name any certificate for shares of Common Stock is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the stock transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of all or any part of this Warrant.

(g)  Company’s Failure to Timely Issue Certificates. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC (as defined below), as applicable, for the number of shares of Common Stock to which the Holder is entitled upon exercise of any portion of this Warrant on or prior to the date which is three (3) Trading Days after the Exercise Date (a “Exercise Failure”), then (A) the Company shall at the Holder’s request pay damages to the Holder for each Trading Day of such Exercise Failure in an amount equal to one and one-half percent (1.5%) of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (2) the Weighted Average Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company within five (5) Trading Days after the Exercise Failure, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice. In addition to the foregoing, if within three (3) Trading Days after the Exercise Date the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s exercise of any portion of this Warrant or on any date of the Company’s obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (x) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (I) such number of shares of Common Stock, times (II) the Weighted Average Price on the Exercise Date.

(h)  Limitations on Exercise. Notwithstanding any other provision in this Warrant to the contrary:

(i)  Beneficial Ownership. The Company shall not effect any exercise of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of this Warrant pursuant to Section 2(a), to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, the Notes and any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(h)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 2(h)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% specified in such notice; provided that (x) any such increase will not be effective before the sixty-fifth (65th) day after such notice is delivered to the Company, and (y) any such increase or decrease will apply only to the Holder and not to any other holder of the Warrants.

(ii)  Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Warrants pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued in the aggregate, upon exercise of the Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the amount of the Warrant Shares underlying the Warrants issued to a Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate amount of all Warrant Shares underlying the Warrants issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Warrants, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of the Warrants shall convert all of such holder’s Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Warrants on a pro rata basis in proportion to the aggregate Warrant Shares then held by each such holder.

Section 3.  Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)  During the period within which the rights represented by this Warrant may be exercised, the Company will take all actions necessary to, to have reserved from its duly authorized capital stock not less than 120% of the maximum number of shares of Common Stock issuable upon exercise of this Warrant.

(d)  The Warrant Shares issuable to the Holder, pursuant to the terms of this Warrant shall have registration rights as provided for in the Registration Rights Agreement. The Company shall list the Warrant Shares on the Principal Market and shall maintain such listing if and so long as any shares of the same class shall be listed on such Principal Market.

(e)  If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of a majority of the then outstanding Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, (a) if the Company is the acquiring and surviving corporation, the number of shares of Common Stock of the Company and any additional consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets (the “Alternate Consideration”) by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event, (b) if the Company is not the acquiring and surviving entity and the transaction consideration is not all cash, then the number of securities and any Alternate Consideration receivable by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (c) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined by the Company in good faith in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the Warrant Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Warrant Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f)  Unless otherwise provided for in Section 3(e) above, this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.  Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.  Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.  Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act (and, in the case of registered resales, with proper delivery of a prospectus); provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act (and, in the case of registered resales, with proper delivery of a prospectus). The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 7.  Ownership and Transfer. This Warrant and or shares of Common Stock issued upon exercise of this Warrant may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement and Section 4(d) of the Registration Rights Agreement. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.  Adjustment of Warrant Exercise Price and Number of Shares.

(a)  Adjustment of Warrant Exercise Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Warrant Exercise Price then in effect shall be an amount equal to the following:

NWEP  =  AP x   [ (OWEP x OS) + (C) ]
               [  (AP x NS) ]

where:

NWEP	= new Warrant Exercise Price (immediately after such Dilutive Issuance)

OWEP	= old Warrant Exercise Price (immediately prior to such Dilutive Issuance)

AP	= the Applicable Price

NS	= new shares of Common Stock Deemed Outstanding (immediately after such Dilutive Issuance)

OS	= old shares of Common Stock Deemed Outstanding (immediately prior to such Dilutive Issuance)

C	= the consideration, if any, received by the Company upon such Dilutive Issuance.

For purposes of determining the adjusted Warrant Exercise Price under this Section 8(a), the following shall be applicable:

(i)  Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(iv)  Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Trade Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)  Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(vi)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)  Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock dividend, stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and upon exercise, the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and upon exercise, the number of Warrant Shares will be proportionately reduced.

(c)  Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, non-stock dividends or distributions of assets or the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price so as to protect the rights of the Holder under this Warrant; provided that no such adjustment will increase the Warrant Exercise Price as otherwise determined pursuant to this Section 8. The Company may at any time during the term of this Warrant reduce the then current Warrant Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors. The issuance of any Excluded Securities or Other Securities shall not result in an adjustment to the Warrant Exercise Price.

(d)  Notices. Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

Section 9.  Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the acquirer in or successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each Holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant as adjusted pursuant to Section 3(e) above and reasonably satisfactory to the Holders of the Warrants (including an adjusted warrant exercise price if so required by Section 3(e), without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale).

Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party or confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a internationally recognized courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder, to:	JPMorgan Chase
4 New York Plaza
New York, NY 10004
Ground Floor Window

and

Lehman Brothers Commercial Corporation Asia Limited
24F, Two International Finance Center
8, Finance Street
Central, Hong Kong
Attention: Steven Qian
Facsimile: (65) 6433-6187

With a copy to:	Goodwin Procter, LLP
Exchange Place
Boston, MA 02109
Attention: Jocelyn M. Arel and James A. Hutchinson
Facsimile: (617) 525-1231

If to the Company, to:	China Automotive Systems, Inc.
No. 1 Henglong Road
Yu Qiao Development Zone
Sashi District, Jing Zhou City
Hubei Province, People’s Republic of China
Attention: Hanlin Chen
Facsimile: (86) 27-5980-8808

With a copy to:	Heller Ehrman LLP
4350 La Jolla Village Drive -7th Floor
San Diego, CA 92122
Attention: Hayden Trubitt, Esq.
Facsimile: (858) 587-5903

Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, or (B) provided by an internationally recognized courier shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an internationally recognized courier in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.  Date. The date of this Warrant is set forth on page 1 hereof. Except as otherwise provided in Section 2(e), this Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

Section 13.  Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Company and of the Holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder of such Warrant.

Section 14.  Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 15.  Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

CHINA AUTOMOTIVE SYSTEMS, INC.

By:	/s/ Hanlin Chan
Name: Hanlin Chan
Title: Chairman

[Closing Warrant Signature Page]

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

CHINA AUTOMOTIVE SYSTEMS, INC.

The undersigned Holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of China Automotive Systems, Inc. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1. ___ Cash Exercise

(a)	Payment of Warrant Exercise Price. The Holder shall pay the Aggregate Exercise Price of $___________ to the Company in accordance with the terms of the Warrant.

(b)	Delivery of Warrant Shares. The Company shall deliver to the Holder ________ Warrant Shares in accordance with the terms of the Warrant.

2. ___ Cashless Exercise

(a)
 Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price and as a result of the conditions in Section 2(b) of the Warrant having been met, the Holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

(b)	Delivery of Warrant Shares. The Company shall deliver to the Holder ____________ Warrant Shares in accordance with the terms of the Warrant.

Date: __________________, ____

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to __________________________, Federal Identification No. ___________________, a warrant to purchase _______________ shares of the common stock of China Automotive Systems, Inc. represented by warrant certificate no. ______________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ________________________, attorney to transfer the warrants on the books of said corporation, with full power of substitution in the premises.

Dated: __________________

By:

Name:

Title: